SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 30, 2002

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

50 Briar Hollow Lane
7th Floor, West Bldg.
Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Item 5.	Other Events.

          Seitel and various of its current and former officers and directors have been named as defendants in shareholders lawsuits filed in the United States District Court for the Southern District of Texas (the officers and directors of Seitel are collectively referred to as the "individual defendants"). The complaints in all of these lawsuits assert substantially similar allegations as the lawsuit styled Michael S. Kornfeld v. Seitel Inc. et al. (No. H-02-1566), filed as Exhibit 99.2 in the Form 10-K/A Amendment No. 3 for the year ended December 31, 2001, which was filed as Exhibit 99.2 to the Form 8-K filed on May 6, 2002, and seek certification of a class of stockholders of the Company for the time period of July 13, 2000 through April 21, 2002 or, in one case, from May 5, 2000 to May 3, 2002. The complaints allege that defendants violated federal securities laws and materially misrepresented Seitel's financial results for 2000 and 2001 by causing Seitel to improperly recognize revenue on data licensing contracts in purported violation of generally accepted accounting principles ("GAAP"); that the individual defendants allegedly engaged in these practices to increase their compensation and bonuses and to profit from insider trading; that defendants allegedly failed to disclose Seitel's true accounting practices and the purported lack of conformity with GAAP; and that defendants otherwise disseminated inaccurate and false information concerning Seitel's true financial condition and results of operations. The plaintiffs seek judgment for an unspecified amount of damages, including plaintiffs' costs, interest and attorney's fees. Seitel and the individual defendants deny these allegations and intend to vigorously defend these lawsuits. Copies of these complaints are filed as Exhibits 99.1 through 99.9 and are incorporated herein by reference. The foregoing description of these actions is qualified in its entirety by reference to such Exhibits.

          On May 9, 2002 a stockholder derivative action was filed by a stockholder of the Company in the 333rd Judicial District Court for Harris County, Texas styled Henry Zambie v. Paul A. Frame, et al. (Cause No. 2002-23913). The complaint names the directors and a former director of the Company as defendants as well as accounting firm Ernst & Young LLP. The Company is named as a nominal defendant. The plaintiff alleges that certain of the defendants breached their fiduciary duties, including the duty of loyalty, by causing the Company to engage in improper accounting procedures that made the Company recognize revenue prematurely and improperly, and delayed recognition that substantial assets were impaired, thereby increasing these defendants' compensation payments; that certain defendants engaged in insider trading; that defendants wasted corporate assets and that all of the defendants and Ernst & Young LLP caused the Company to use improper accounting methods that failed to present the Company's financial statements fairly. The plaintiff seeks a judgment for an unspecified amount of damages, including requiring the defendants to disgorge to the Company alleged insider trading profits and any salaries and compensation earned by defendants while they were in alleged breach of their fiduciary duties, plus interest and costs. The Company and its Board of Directors believe the case is without merit. However, to ensure a full and fair determination, the Board of Directors intends to conduct an independent investigation of the allegations and, upon completion of the investigation, take whatever action may be appropriate. A copy of this lawsuit is filed as Exhibit 99.10 and incorporated herein by reference. The foregoing description of this action is qualified in its entirety by reference to the Exhibit.

Item 7.	Financial Statements and Exhibits

          The following documents are filed as an Exhibit to this report:

99.1	Civil Action Complaint

99.2	Civil Action Complaint

99.3	Civil Action Complaint

99.4	Civil Action Complaint

99.5	Civil Action Complaint

99.6	Civil Action Complaint

99.7	Civil Action Complaint

99.8	Civil Action Complaint

99.9	Civil Action Complaint

99.10	Civil Action Complaint

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	May 30, 2002	SEITEL, INC.

		By:	/s/ Paul A. Frame

Chairman of the Board of Directors
and President

EXHIBIT INDEX

Exhibit		Page

99.1	Civil Action Complaint	6

99.2	Civil Action Complaint	52

99.3	Civil Action Complaint	95

99.4	Civil Action Complaint	119

99.5	Civil Action Complaint	160

99.6	Civil Action Complaint	202

99.7	Civil Action Complaint	248

99.8	Civil Action Complaint	272

99.9	Civil Action Complaint	317

99.10	Civil Action Complaint	365